EXHIBIT 1

DISCLOSURE CONTROLS AND PROCEDURES FOR ANNUAL
AND SEMI-ANNUAL REPORTS ON FORM N-SAR

These procedures recognize the importance of completing the Form N-SAR in a timely manner in accordance with regulatory deadlines. Subject to the overall goal of completing the Form N-SAR within regulatory deadlines, the procedures also recognize that the time frames set forth herein are approximate in order to take into account variations for funds and/or situations which require more time to complete the Form N-SAR and/or resolve issues that arise.

These are the procedures followed in coordinating the preparation, review and filing of a fund's annual and semi-annual Form N-SAR, which must be filed with the Securities and Exchange Commission
(the "SEC") within 60 days following the reporting period. The Form N-SAR (including the Accountant's
Report on Internal Control for annual reports) and related information will be provided to the fund's principal executive officer and principal financial officer for review and certification. Following this, the Form N-SAR, including the certifications, is transmitted to the SEC via an EDGAR filing within the regulatory time frame.

Any issue arising in the performance of these procedures is addressed and resolved promptly, including bringing such issue to the attention of a person(s)/area(s) with appropriate authority to address and resolve the issue in order for the Form N-SAR to be finalized in accordance with the above-noted time frames.

Procedure

Within three to five business days after the reporting period the Legal Department sends Dreyfus Fund Accounting a copy of the fund's previously filed Form N-SAR and its current prospectus and statement of additional information in order for Dreyfus Fund Accounting to provide financial information and other fund numbers in the report.











The Financial Reporting Department obtains the following documents within three to five business days after the end of each reporting period: prior period N-SAR work papers from Financial Reporting
Department files, current prospectus and statement of additional information from the Dreyfus Intranet
(or, if unavailable, from the Legal Department), copy of prior period report on Form N-SAR from the Legal Department, and reports 80002, 80003,
80004 and 80008 from DST Systems, Inc.1

The Financial Reporting Department commences its preparation of the fund's report on Form N-SAR between the 20th and 30th calendar day after the end of the fund's fiscal reporting period.

By the 30th day after the end of the reporting period, the financial accountant responsible for the fund completes the N-SAR memorandum page, which indicates questions whose answers have remained the same since the last N-SAR and indicates all questions to be answered by Dreyfus Fund Accounting.

Within 40 days after the end of the reporting period, the Financial Reporting Department reviews and verifies the N-SAR memorandum page (including answers supplied and appropriate supporting documents) and forwards the N-SAR memorandum page to the Legal Department.

Paralegals in the Legal Department oversee and review input of the information supplied by the Financial Reporting Department, along with information provided by the Legal
Department, into the online Form N-SAR.

The Legal Department sends a completed draft of the Form N-SAR to the attorney(s) in the Legal Department responsible for the fund, the Financial Reporting Department and, if requested, fund counsel for review and comment.

The Financial Reporting Department notifies the Legal Department that it is satisfied that the document is completed properly and accurately within five business days after receipt from the Legal Department.



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1. Used to determine the fund's top 10 brokers.

For an annual report on Form N-SAR, within 45 days after the end of the reporting period the Legal Department requests the Accountant's
Report on Internal Control from the fund's independent auditors for inclusion as an exhibit to the Form N-SAR for receipt prior to filing.

The Legal Department seeks to finalize the Form N-SAR (with the exception of the certification and, with respect to annual reports, the Accountant's Report on Internal
Control) by approximately 50 days after the reporting period. The Legal Department transmits to the SEC the final version of the N-SAR no later than 60 days after the end of the reporting period.

Certification

A Financial Reporting Senior Manager or
designee and an attorney in the Legal
Department shall each sign a certification
(in the forms attached hereto as Exhibit A and Exhibit B, respectively).
The certifications shall be provided to
the fund's principal executive officer and principal financial officer in conjunction with their review of reports for which they will be providing required certifications in connection with regulatory filings.

Evaluation

Within the first three weeks of each calendar quarter, Dreyfus Fund Accounting and the Legal
Department shall evaluate the effectiveness of these procedures in preparing, reviewing and finalizing the Form N-SAR. This evaluation shall include a review of these procedures, the results from following these procedures, and any failure of the procedures in connection with the preparation, review and finalization of such Form N-SAR and any recommended changes.

October 2002

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